ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080226511-47
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/31/2008 7:50 AM
	Entity Number E0214012008-1

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	VIM BEVERAGE, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	NEVADA CORPORATE HEADQUARTERS, INC. Name 101 CONVENTION CENTER DRIVE STE 700 — LAS VEGAS — Nevada 89109 (MANDATORY) Physical Street Address — City — Zip Code PO BOX 27740 — Las Vegas — NV 89126 (OPTIONAL) Mailing Address — City — State Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 30,000,000 — Par value per share: $.001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. AARON SOEN Name 1229 WILSHIRE BLVD #607 — SANTA MONICA — CA 90403 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose (see attached page)
6. Names, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	AARON SUEN — X [signature] Name — Signature 1229 WILSHIRE BLVD #607 — SANTA MONICA — CA 90403 Address — City — State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 03/28/2008 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

Of

VIM Beverage, Inc.

]

That the undersigned incorporator being a natural person of the age of twenty-one years or more and desiring to form a body corporate under the laws of the State of Nevada does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada, these Articles of Incorporation:

Article 1
The name of the corporation shall be VIM Beverage, Inc.

Article 2
The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

Article 3
Purposes and Powers

1. Purposes. Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Business Corporation Act.

2. General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Business Corporation Act.

3. Issuance of Shares. VIM Beverage, Inc. shall have a total of 30 million shares. Aaron Suen shall be issued 2.5 million shares and Donald Thrasher shall be issued 2.5 million shares.

Article 4
The location of the principal office of this corporation with the State of Nevada is the address of its registered agent, Nevada Corporate Headquarters located at 101 Convention Center Drive, 7th Floor, Las Vegas, Nevada, 89109 who shall be authorized to physically accept delivery of legal documents on behalf of VIM, Inc.

ARTICLE 5
INITIAL BOARD OF DIRECTORS

The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, and the number of directors of the Corporation may be changed from time to time by consent of the Corporation's directors. The initial board of directors of the Corporation shall consist of (2) two directors The corporate power shall be vested in the Board of Directors.

The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are:

President
Aaron Suen
1223 Wilshire Boulevard, #467
Santa Monica, CA 90403

Treasurer
David Thrasher
1223 Wilshire Boulevard, #467
Santa Monica, CA 90403

ARTICLE VI

The name and address of the incorporators signing the Articles of Incorporation shall be as follows:

Nevada Corporate Headquarters
101 Convention Center Drive, 7th Floor
Las Vegas, Nevada, 89109